DST SYSTEMS, INC. ANNOUNCES
FIRST QUARTER 2017 FINANCIAL RESULTS

KANSAS CITY, MO - April 27, 2017 – DST Systems, Inc. (NYSE: DST) reported consolidated net income attributable to DST of $246.4 million ($7.71 per diluted share) for the first quarter 2017 compared to $58.1 million ($1.70 per diluted share) for the first quarter 2016. Income from continuing operations attributable to DST Systems, Inc. (“DST Earnings”), which excludes discontinued operations, was $243.5 million ($7.62 per diluted share) for the first quarter 2017 compared to $39.6 million ($1.16 per diluted share) for the first quarter 2016. Taking into account certain non-GAAP adjustments, DST Earnings were $46.5 million ($1.45 per diluted share) for the first quarter 2017 compared to $38.7 million ($1.13 per diluted share) for the first quarter 2016.

Steve Hooley, Chairman and CEO of DST, said, “We are very pleased with the operating results for the first quarter as well as the completion of our previously announced acquisitions of State Street’s ownership in both Boston Financial Data Services, Inc. (“BFDS”) and International Financial Data Services Limited (“IFDS U.K.”). We are confident that the single-operator model for these businesses will allow us to significantly enhance our clients’ experience and improve the execution of our long-term growth strategy.”
Mr. Hooley continued, “BFDS currently services approximately one-third of the U.S. Mutual Fund Industry assets utilizing DST’s recordkeeping software. The addition of BFDS’ operations will allow us to further engage our clients with additional business process outsourcing service offerings, while driving enhanced quality and leveraging our increased scale.

“Similar to DST in the United States, IFDS U.K. services the U.K. and European collective funds market, providing services to 13 of the top 20 asset managers in the U.K. market. The business has a compelling upside for future growth, including the opportunity to offer a more seamless development and implementation of our wealth management platform in the U.K. while continuing to also service the collectives market in the U.K.”

Mr. Hooley concluded, “Combined, the transactions are expected to increase DST’s annual operating revenues by approximately $660.0 million and generate incremental operating income of $40.0 million and diluted EPS accretion of $0.33 to $0.41 per share within the first 12 months following the acquisition dates, before synergies, restructuring costs and amortization. As we begin to integrate the companies and carry out our key initiatives, we expect to unlock meaningful synergies that will deliver both strategic and financial gains. Looking ahead, we expect to achieve synergies of $20.0 million within 18 months of closing, primarily resulting from the integration of BFDS. Additionally, we expect to make key operational changes to improve the future IFDS U.K. margins. The transactions better position us to continue providing market leading services and solutions to our clients while demonstrating DST’s commitment to maximizing value for both the Company and its shareholders.”

Consolidated Financial Highlights

Operating Results

First quarter 2017 diluted earnings per share from continuing operations (excludes discontinued operations), after non-GAAP adjustments, was $1.45, an increase of $0.32 or 28.3% from first quarter 2016. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues (excludes out-of-pocket reimbursements) increased $18.5 million or 5.1% to $379.8 million as compared to first quarter 2016, primarily from the businesses acquired during 2016 and 2017 as well as new and existing client growth within our Healthcare Services segment.

•
Consolidated operating income increased $7.2 million or 12.1% to $66.6 million as compared to first quarter 2016. The increase in operating income is primarily due to growth within the Healthcare Services segment as well as reduced costs from restructuring initiatives implemented in 2016.

•	Equity in earnings of unconsolidated affiliates increased $1.9 million to $8.6 million as compared to first quarter 2016.

•
The tax rate for the first quarter 2017 was 34.0%, a decrease as compared to 36.6% in the first quarter 2016, primarily due to the adoption of the recently issued guidance for tax benefits on employee share-based transactions in the first quarter 2017.

•
Weighted average diluted shares outstanding for first quarter 2017 were 32.0 million, a decrease of 2.3 million shares or 6.7% from first quarter 2016, primarily as a result of share repurchases during 2016 and 2017.

First Quarter 2017 Financial Impacts of Recent Acquisitions

As previously announced on March 27, 2017, we entered into a series of definitive agreements to acquire State Street’s equity interest in our BFDS joint venture, which provides shareholder recordkeeping, intermediary and investor services, and regulatory compliance solutions to financial services clients in the United States. We also acquired certain investments and real estate which were previously held by our 50/50 joint venture with State Street, International Financial Data Services L.P. (“IFDS L.P.”).  The BFDS transaction, which closed on March 30, 2017, was structured as a non–taxable exchange under Section 355 of the Internal Revenue Code. At the closing, DST delivered to State Street approximately 2.0 million shares of State Street common stock with a fair value of $163.4 million, based on the stock price on the date of closing, in exchange for their equity interest in BFDS. The number of shares delivered at closing were calculated using the negotiated fair value of $157.6 million and the closing price of State Street's stock at signing.

Additionally, on March 27, 2017, we acquired State Street’s ownership of our IFDS U.K. joint venture, an investor and policy holder administrative services and technology provider to the collective funds, insurance, and retirement industries, as well as certain real estate and the equity interests in IFDS Percana Group Ltd. which were previously held by our IFDS L.P. joint venture, for total cash consideration of $175.0 million. The acquisition was funded through cash on hand and our existing debt facilities. We will continue to service offshore and cross-border markets in Canada, Ireland and Luxembourg through IFDS L.P.

As a result of these transactions, we recorded a net pretax gain of $43.8 million on the step-up of our previous 50% ownership interests in BFDS and IFDS U.K. and a realized gain of approximately $145.1 million from the exchange of State Street common stock, both of which are included in Other income on the consolidated statement of income. Additionally, prior to the acquisitions, our joint ventures BFDS and IFDS L.P. recognized gains on the step-up of certain investments and real estate assets that were distributed out of the entities resulting in incremental equity in earnings during the quarter of $10.6 million. We recorded a net tax benefit on the transactions of $1.2 million primarily as a result of the reversal of previously accrued deferred tax liabilities on the unrealized gains in State Street stock and the basis differences in our prior investments in BFDS and IFDS U.K. Additionally, due to the non-taxable nature of the exchange transaction, there was no tax expense recorded on the realized gain on the State Street shares. The realized gains and related tax impacts associated with the acquisitions were adjusted for in determining our non-GAAP results for the first quarter 2017. We have consolidated the operating results of the acquired companies from the applicable closing dates of the respective transactions through March 31, 2017.

Revised Segment Presentation

Beginning in first quarter 2017, DST established a new reportable segment structure which separates the previously reported Financial Services segment into two new segments, Domestic Financial Services and International Financial Services based upon the geographical location of the revenue-generating business. The activity within the previously reported Investments and Other segment has now been included in either the Domestic or International Financial Services segments based on the business supported. The Healthcare Services segment remains unchanged. The new segment presentation is reflective of how management is now operating the business and making resource allocations following the acquisitions of IFDS U.K. and BFDS in the first quarter 2017 as well as the recent reductions in non-core investment assets resulting from monetizations and the use of State Street stock in the BFDS exchange transaction.

Prior periods presented have been revised to reflect the new reportable operating segments. Quarterly revised segment information for 2016 has been provided within the Supplemental Historical Segment Information section at the end of this news release.

Share Repurchase Activity

During the first quarter 2017, the Company spent $75.0 million to repurchase approximately 666,000 shares of DST common stock. During April 2017, an additional $75.0 million was spent to repurchase approximately 612,000 shares of DST common stock, which exhausted the existing share repurchase plan.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Domestic Financial Services Segment

Operating revenues for the Domestic Financial Services segment for first quarter 2017 increased $7.6 million or 3.1% to $254.0 million as compared to first quarter 2016. The operating revenue increase is primarily driven from a full quarter of results from KRFS which was acquired in late-February 2016 and two days of operating revenues from BFDS in 2017, which combined contributed approximately $6.6 million of incremental revenues during the first quarter 2017. In addition, operating revenues increased from organic growth and increased market movement at ALPS as well as new client growth within our Brokerage Solutions business from the previous conversion of approximately 10 million subaccounts in third quarter 2016. These increases were partly offset by lower revenue resulting from exiting certain product offerings in 2016 and a decline in mutual fund registered shareowner account processing revenue. Software license revenues of $5.3 million in first quarter 2017 were also $0.1 million lower as compared to first quarter 2016.

Domestic Financial Services segment operating income increased $5.2 million or 12.8% during first quarter 2017 to $45.7 million as compared to first quarter 2016. The increase in operating income is primarily due to higher revenues and increased cost savings from the previously implemented restructuring and other cost containment initiatives which have resulted in lower headcount, partially offset by a slight increase in information technology transformation spend. Operating margin for first quarter 2017 was 18.0% as compared to 16.4% in 2016.

International Financial Services Segment

Operating revenues for the International Financial Services segment for first quarter 2017 increased $8.5 million to $32.8 million as compared to first quarter 2016. The operating revenue increase is primarily driven from the acquisition of IFDS U.K. on March 27, 2017, which contributed $6.0 million of incremental operating revenues during the first quarter 2017, partially offset by lower revenues as a result of the sale of DST Billing Solutions in the fourth quarter of 2016. Software license revenues of $2.1 million in first quarter 2017 were $0.5 million lower as compared to first quarter 2016.

International Financial Services segment operating income decreased $0.3 million or 23.1% during first quarter 2017 to $1.0 million as compared to first quarter 2016. The decrease in operating income is primarily due to increased operating costs associated with development and implementation efforts for wealth management platform clients in Australia and the U.K. as well as lower software license revenue. Operating margin for first quarter 2017 was 3.0% as compared to 5.3% in 2016.

Healthcare Services Segment

Healthcare Services segment operating revenues increased $3.5 million or 3.4% during first quarter 2017 to $107.7 million as compared to first quarter 2016. The increase is primarily attributable to organic growth and the expansion of the high-value services we are offering to existing clients in both the medical and pharmacy businesses, as well as a $0.6 million increase from higher software license revenue in first quarter 2017 as compared to first quarter 2016. These increases were partially offset by a reduction in claims processing from the previously announced customer migrations.

Healthcare Services segment operating income increased $2.3 million or 13.1% during first quarter 2017 to $19.9 million, primarily due to the previously mentioned revenue growth as well as lower depreciation partially offset by increased costs to service the new business. Operating margin for first quarter 2017 was 18.5% as compared to 16.9% in the first quarter 2016.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings (losses) of unconsolidated affiliates (in millions):

	Three Months Ended
	March 31,
	2017	2016
IFDS L.P.	$1.8	$1.7
IFDS U.K.	1.0	(0.2)
BFDS	3.2	2.6
Other	2.6	2.6
	$8.6	$6.7

DST’s equity in earnings of unconsolidated affiliates increased primarily from higher revenues from client conversion activities at IFDS U.K. and from increased revenues at BFDS. We discontinued recording equity in earnings of IFDS U.K. and BFDS on March 27, 2017 and March 30, 2017, respectively, as a result of the previously discussed acquisitions.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, acquired intangible asset amortization, restructuring and impairment costs and other similar items. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Operating revenues	$379.8	$361.3
Out-of-pocket reimbursements	25.7	19.4
Total revenues	405.5	380.7

Costs and expenses	326.4	306.9
Depreciation and amortization	23.2	22.1
Operating income	55.9	51.7

Interest expense	(5.9)	(6.1)
Other income, net	193.0	6.3
Equity in earnings of unconsolidated affiliates	19.2	6.7
Income from continuing operations before income taxes and non-controlling interest	262.2	58.6

Income taxes	18.1	20.1
Income from continuing operations before non-controlling interest	244.1	38.5

Income from discontinued operations, net of tax	2.9	18.5
Net income	247.0	57.0

Net (income) loss attributable to non-controlling interest	(0.6)	1.1
Net income attributable to DST Systems, Inc.	$246.4	$58.1

Weighted average common shares outstanding	31.5	33.8
Weighted average diluted shares outstanding	32.0	34.3

Basic earnings per share:
Continuing operations attributable to DST Systems, Inc.	$7.73	$1.17
Discontinued operations	0.09	0.55
Basic earnings per share	$7.82	$1.72

Diluted earnings per share:
Continuing operations attributable to DST Systems, Inc.	$7.62	$1.16
Discontinued operations	0.09	0.54
Diluted earnings per share	$7.71	$1.70

Cash dividends per share of common stock	$0.35	$0.33

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended March 31, 2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$239.4	$32.7	$107.7	$—	$379.8
Intersegment operating revenues	14.6	0.1	—	(14.7)	—
Out-of-pocket reimbursements	23.9	0.2	1.8	(0.2)	25.7
Total revenues	277.9	33.0	109.5	(14.9)	405.5
Costs and expenses	220.8	32.6	87.9	(14.9)	326.4
Depreciation and amortization	18.9	1.0	3.3	—	23.2
Operating income (loss)	$38.2	$(0.6)	$18.3	$—	$55.9

Capital expenditures	$14.2	$0.2	$1.4	$—	$15.8

	Three Months Ended March 31, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$232.9	$24.2	$104.2	$—	$361.3
Intersegment operating revenues	13.5	0.1	—	(13.6)	—
Out-of-pocket reimbursements	16.7	0.3	2.5	(0.1)	19.4
Total revenues	263.1	24.6	106.7	(13.7)	380.7
Costs and expenses	210.3	23.0	87.3	(13.7)	306.9
Depreciation and amortization	17.5	0.3	4.3	—	22.1
Operating income	$35.3	$1.3	$15.1	$—	$51.7

Capital expenditures	$9.3	$0.8	$0.3	$—	$10.4

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$260.4	$195.5
Funds held on behalf of clients	384.5	500.5
Client funding receivable	46.3	64.1
Accounts receivable	372.4	215.5
Other assets	88.1	70.0
Current assets held for sale	73.8	72.6
	1,225.5	1,118.2

Investments	241.4	377.4
Unconsolidated affiliates	70.9	331.2
Properties, net	379.7	235.7
Intangible assets, net	302.4	142.6
Goodwill	768.7	516.4
Other assets	65.8	50.3
Total assets	$3,054.4	$2,771.8

Liabilities
Current liabilities
Current portion of debt	$217.7	$208.5
Client funds obligations	430.8	564.6
Accounts payable	79.8	62.9
Accrued compensation and benefits	78.4	101.7
Deferred revenues and gains	71.8	23.5
Income taxes payable	11.5	22.0
Other liabilities	141.3	78.1
Current liabilities held for sale	28.4	30.1
	1,059.7	1,091.4

Long-term debt	513.0	299.7
Income taxes payable	72.7	69.8
Deferred income taxes	98.5	151.5
Other liabilities	78.8	22.9
Total liabilities	1,822.7	1,635.3

Redeemable Non-controlling Interest	—	21.3

Stockholders’ equity	1,231.7	1,115.2
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$3,054.4	$2,771.8

Common shares outstanding	31.5	32.0

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended March 31,
(Unaudited - in millions, except per share amounts)

	2017
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$379.8	$55.9	$262.2	$244.1	$243.5	$7.62
Adjusted to remove:
Amortization of intangible assets (1)	—	5.8	5.8	3.7	3.7	0.11
Advisory expenses (2)	—	3.5	3.5	2.4	2.4	0.08
Restructuring charges (3)	—	1.4	1.4	1.2	1.2	0.04
Net gain on securities and other investments (4)	—	—	(148.0)	(153.1)	(152.5)	(4.77)
Gain on previously held equity interests (5)	—	—	(43.8)	(43.3)	(43.3)	(1.36)
Net gains from unconsolidated affiliates (6)	—	—	(10.6)	(6.6)	(6.6)	(0.21)
Income tax items (7)	—	—	—	(1.9)	(1.9)	(0.06)
Adjusted Non-GAAP results	$379.8	$66.6	$70.5	$46.5	$46.5	$1.45

	2016
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$361.3	$51.7	$58.6	$38.5	$39.6	$1.16
Adjusted to remove:
Amortization of intangible assets (1)	—	5.4	5.4	3.4	3.4	0.10
Restructuring charges (3)	—	2.3	2.3	1.5	1.5	0.04
Net gain on securities and other investments (4)	—	—	(5.3)	(3.3)	(4.4)	(0.13)
Income tax items (7)	—	—	—	(1.4)	(1.4)	(0.04)
Adjusted Non-GAAP results	$361.3	$59.4	$61.0	$38.7	$38.7	$1.13

	2017
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income (Loss)	$38.2	$(0.6)	$18.3	$55.9
Adjusted to remove:
Amortization of intangible assets (1)	4.2	—	1.6	5.8
Restructuring charges (3)	0.6	0.8	—	1.4
Advisory expenses (2)	2.7	0.8	—	3.5
Adjusted Non-GAAP Operating Income	$45.7	$1.0	$19.9	$66.6

	2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$35.3	$1.3	$15.1	$51.7
Adjusted to remove:
Amortization of intangible assets (1)	3.8	—	1.6	5.4
Restructuring charges (3)	1.4	—	0.9	2.3
Adjusted Non-GAAP Operating Income	$40.5	$1.3	$17.6	$59.4

(a) Pretax Income has been defined as “Income from continuing operations before income taxes and non-controlling interest.”
(b) Net Income has been defined as “Income from continuing operations before non-controlling interest.”
(c) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1) The amortization of intangible assets is included in the Condensed Consolidated Statement of Income within the Depreciation and amortization line item. The adjustment comprises all non-cash amortization of acquired intangible assets and acquired software.

(2) Advisory and other transaction costs incurred in connection with the integration of business acquisitions and other significant transactions are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(3)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(4)
Net gain on securities and other investments is comprised of net realized gains from exchange or sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds, seed capital investments and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(5) The gain represents the step-up of the carrying value of our previously held equity interests in BFDS and IFDS U.K. to fair value at the acquisition date of each entity and is included in the Condensed Consolidated Statement of Income within the Other income, net line item.

(6)
The net gains from unconsolidated affiliates represents the step-up of certain investments and real estate assets that were distributed out of our joint ventures BFDS and IFDS L.P. prior to the acquisitions of BFDS and IFDS U.K. and are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

(7)
Income tax items relate to benefits realized from the release of particular uncertain tax positions settled, effectively settled or otherwise remeasured during the period. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

DOMESTIC FINANCIAL SERVICES

	March 31, 2017	December 31, 2016	March 31, 2016
Domestic mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	25.0	25.3	26.9
IRA mutual fund accounts	20.5	21.1	21.7
Other retirement accounts	7.9	8.0	8.1
Section 529 and Educational IRAs	7.5	7.5	8.2
Registered accounts - tax-advantaged	35.9	36.6	38.0
Total registered accounts	60.9	61.9	64.9
Subaccounts	42.6	42.1	30.4
Total U.S. mutual fund shareowner accounts	103.5	104.0	95.3

Defined contribution participant accounts	7.4	6.8	7.3

Automatic Work Distributor workstations (in thousands):
Domestic	167.5	171.9	171.2

ALPS (in billions of U.S. dollars):
Assets Under Management	$18.9	$17.2	$14.1
Assets Under Administration	$188.3	$179.1	$163.0

	Three Months Ended
	March 31,
	2017	2016
Changes in registered accounts:
Beginning balance	61.9	65.4
Subaccounting conversions to DST platforms	—	(0.1)
Subaccounting conversions to non-DST platforms	(0.2)	—
Conversions to non-DST platforms	—	(0.2)
Organic growth (decline)	(0.8)	(0.2)
Ending balance	60.9	64.9

Changes in subaccounts:
Beginning balance	42.1	31.3
Conversions from non-DST registered platforms	0.3	—
Conversions from DST’s registered accounts	—	0.1
Conversions to non-DST platforms	(0.4)	—
Organic growth (decline)	0.6	(1.0)
Ending balance	42.6	30.4

Defined contribution participant accounts:
Beginning balance	6.8	7.0
New client conversions	0.3	—
Organic growth	0.3	0.3
Ending balance	7.4	7.3

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

INTERNATIONAL FINANCIAL SERVICES

	March 31, 2017	December 31, 2016	March 31, 2016
International mutual fund shareowner accounts processed:
IFDS U.K.	8.7	8.9	9.2
IFDS L.P. (Canada)	13.7	13.7	13.4

Automatic Work Distributor workstations (in thousands):
International	39.1	40.8	40.5

HEALTHCARE SERVICES

	March 31, 2017	December 31, 2016	March 31, 2016

DST Health Solutions covered lives	22.6	22.8	24.5

	Three Months Ended
	March 31,
	2017	2016

Argus pharmacy paid claims	124.0	126.9

About DST Systems
DST Systems, Inc. (NYSE:  DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We enable clients to transform complexity into strategic advantage by helping them continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world’s most demanding industries. For more information, visit the DST website at www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503

Supplemental Historical Segment Information

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION (REVISED)
(In millions) (Unaudited)

	Three Months Ended December 31, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$233.4	$28.4	$111.9	$—	$373.7
Intersegment operating revenues	14.8	0.1	—	(14.9)	—
Out-of-pocket reimbursements	22.5	0.4	2.2	—	25.1
Total revenues	270.7	28.9	114.1	(14.9)	398.8
Costs and expenses	199.1	25.3	87.0	(14.9)	296.5
Depreciation and amortization	22.4	0.9	3.6	—	26.9
Income from operations	$49.2	$2.7	$23.5	$—	$75.4

	Three Months Ended September 30, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$232.6	$26.8	$106.1	$—	$365.5
Intersegment operating revenues	14.8	0.1	—	(14.9)	—
Out-of-pocket reimbursements	19.2	0.2	1.8	—	21.2
Total revenues	266.6	27.1	107.9	(14.9)	386.7
Costs and expenses	194.9	23.6	86.0	(14.9)	289.6
Depreciation and amortization	18.0	1.0	3.8	—	22.8
Income from operations	$53.7	$2.5	$18.1	$—	$74.3

	Three Months Ended June 30, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$238.8	$31.1	$104.0	$—	$373.9
Intersegment operating revenues	15.0	0.1	—	(15.1)	—
Out-of-pocket reimbursements	14.6	0.3	2.0	(0.3)	16.6
Total revenues	268.4	31.5	106.0	(15.4)	390.5
Costs and expenses	224.7	26.3	84.8	(15.4)	320.4
Depreciation and amortization	19.4	0.9	3.9	—	24.2
Income from operations	$24.3	$4.3	$17.3	$—	$45.9

	Three Months Ended March 31, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Elimination Adjustments	Consolidated Total
Operating revenues	$232.9	$24.2	$104.2	$—	$361.3
Intersegment operating revenues	13.5	0.1	—	(13.6)	—
Out-of-pocket reimbursements	16.7	0.3	2.5	(0.1)	19.4
Total revenues	263.1	24.6	106.7	(13.7)	380.7
Costs and expenses	210.3	23.0	87.3	(13.7)	306.9
Depreciation and amortization	17.5	0.3	4.3	—	22.1
Income from operations	$35.3	$1.3	$15.1	$—	$51.7

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION (REVISED)
(In millions) (Unaudited)

	Three Months Ended December 31, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$49.2	$2.7	$23.5	$75.4
Adjusted to remove:
Restructuring charges	0.8	1.0	—	1.8
Amortization of intangible assets	4.4	—	1.6	6.0
Adjusted Non-GAAP Operating Income	$54.4	$3.7	$25.1	$83.2

	Three Months Ended September 30, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$53.7	$2.5	$18.1	$74.3
Adjusted to remove:
Amortization of intangible assets	4.2	—	1.6	5.8
Reversal of accrued contingent consideration	(6.5)	—	—	(6.5)
Adjusted Non-GAAP Operating Income	$51.4	$2.5	$19.7	$73.6

	Three Months Ended June 30, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$24.3	$4.3	$17.3	$45.9
Adjusted to remove:
Restructuring charges	10.4	—	0.7	11.1
Amortization of intangible assets	4.4	—	1.5	5.9
Software impairment	6.0	—	—	6.0
Adjusted Non-GAAP Operating Income	$45.1	$4.3	$19.5	$68.9

	Three Months Ended March 31, 2016
	Domestic Financial Services	International Financial Services	Healthcare Services	Consolidated Total
Reported GAAP Operating Income	$35.3	$1.3	$15.1	$51.7
Adjusted to remove:
Restructuring charges	1.4	—	0.9	2.3
Amortization of intangible assets	3.8	—	1.6	5.4
Adjusted Non-GAAP Operating Income	$40.5	$1.3	$17.6	$59.4